Exhibit 21

Subsidiaries	State or Other Jurisdiction of Organization
ADCO Europe Holding GmbH	Germany
ADCO Global, Inc.	Delaware
ADCO Products, LLC	Delaware
Apollo Chemicals Limited [2]	United Kingdom
Asfaltos Y Pegamentos S. de R.L. de C.V.	Mexico
Bacon Acquisitions, LLC	Oklahoma
Beardow Adams Holdings Ltd	United Kingdom
BeardowAdams, Inc.	North Carolina
Chemical Supply Corporation, S.A.	Panama
Chongqing ZKLT Polymer Materials Co., Ltd.	China
Chongqing ZKLT Polymer Materials Co., Ltd. (Beijing Branch)	China
Cyberbond CS s.r.o. Cyberbond Group	Czech Republic
Cyberbond Europe GmbH	Germany
Datac Adhesives Limited	United Kingdom
Engent, Inc.	Georgia
Eternabond, LLC	Delaware
Gabaldo Holdings Ltd [2]	Cyprus
GEM s.r.l.	Italy
H.B. Fuller (Barbados) I SRL	Barbados
H.B. Fuller (China) Adhesives Ltd.	China
H.B. Fuller (Guangzhou) Adhesives Co., Ltd.	China
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China
H.B. Fuller (New Zealand) Limited	New Zealand
H.B. Fuller (Philippines), Inc.	Philippines
H.B. Fuller (Shanghai) Co. Ltd.	China
H.B. Fuller (Suzhou) Advanced Material Co., Ltd.	China
H.B. Fuller (Thailand) Co., Ltd.	Thailand
H.B. Fuller (Vietnam) Company Limited	Vietnam

H.B. Fuller (YanTai) Advanced Materials Co., Ltd.	China
H.B. Fuller (Yantai) Chemical Co., Ltd.	China
H.B. Fuller Adhesive Systems LLC	Oklahoma
H.B. Fuller Adhesives France SAS	France
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong SAR
H.B. Fuller Adhesives Italia S.r.L.	Italy
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius
H.B. Fuller Adhesives S.A.E.	Egypt
H.B. Fuller Argentina, S.A.I.C.	Argentina
H.B. Fuller Australia Holdings Pty Ltd	Australia
H.B. Fuller Austria GesmbH	Austria
H.B. Fuller Belgie BVBA	Belgium
H.B. Fuller Belgie Productie NV	Belgium
H.B. Fuller Benelux B.V.	Netherlands
H.B. Fuller Brasil, Ltda.	Brazil
H.B. Fuller Brasil, Ltda. - Branch office Curitiba Purana	Brazil
H.B. Fuller Canada (partnership)	Canada
H.B. Fuller Canada Holding Co.	Canada
H.B. Fuller Canada Investment Co.	Canada
H.B. Fuller Centroamerica, S.A.	Costa Rica
H.B. Fuller Chemie GmbH	Germany
H.B. Fuller Chile SpA	Chile
H.B. Fuller Colombia S.A.S.	Colombia
H.B. Fuller Company Australia Pty. Ltd.	Australia
H.B. Fuller Construction Products Inc.	Minnesota
H.B. Fuller Deutschland GmbH	Germany
H.B. Fuller Deutschland Holding GmbH	Germany
H.B. Fuller Deutschland Produktions GmbH	Germany

H.B. Fuller Egymelt, a limited liability company	Egypt
H.B. Fuller Egypt Investment LLC	Egypt
H.B. Fuller Egypt Trade LLC	Egypt
H.B. Fuller Europe GmbH	Switzerland
H.B. Fuller Medical Adhesive Technologies Limited	Ireland
H.B. Fuller Finance (Ireland) Unlimited Company	Ireland
H.B. Fuller Finance Australia Pty Ltd	Australia
H.B. Fuller Finland Oy	Finland
H.B. Fuller Finland Production Oy	Finland
H.B. Fuller France	France
H.B. Fuller Fulfillment, LLC	Minnesota
H.B. Fuller Greece S.A.I.C.	Greece
H.B. Fuller India Adhesives Private Limited	India
H.B. Fuller Industrial Inc.	Delaware
H.B. Fuller International Holdings Corp.	Delaware
H.B. Fuller International Holdings Corp. (Hong Kong Branch)	Hong Kong SAR
H.B. Fuller International Holdings Corp. (Vietnam Branch)	Vietnam
H.B. Fuller Italia s.r.l.	Italy
H.B. Fuller Japan G.K.	Japan
H.B. Fuller Kenya Limited	Kenya
H.B. Fuller Kimya Sanayi Ticaret Anonim Sirketi	Turkey
H.B. Fuller Korea Co., Ltd.	Korea, Republic Of
H.B. Fuller Latin America Adhesives S.A.	Panama
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica
H.B. Fuller Lebanon S.A.R.L. [1]	Lebanon
H.B. Fuller Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Medical Adhesive Technologies, LLC	Delaware
H.B. Fuller Medical Adhesive Technologies Inc.	Delaware

H.B. Fuller Mexico, S.A. de C.V.	Mexico
H.B. Fuller Namekagon Ltd.	United Kingdom
H.B. Fuller ND Industries (Suzhou) Co., Ltd.	China
H.B. Fuller Pension Trustees Limited	United Kingdom
H.B. Fuller Poland Sp.Z.o.o.	Poland
H.B. Fuller Portugal, Produtos Quimicos, S.A.	Portugal
H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Rus Ltd.	Russian Federation
H.B. Fuller Singapore Pte. Ltd.	Singapore
H.B. Fuller South Africa Pte. Ltd.	South Africa
H.B. Fuller Sverige AB	Sweden
H.B. Fuller Sverige Production AB	Sweden
H.B. Fuller Taiwan Co., Ltd.	Taiwan, Province of China
H.B. Fuller U.K. Holding Limited	United Kingdom
H.B. Fuller U.K. Limited	United Kingdom
H.B. Fuller U.K. Manufacturing Limited	United Kingdom
H.B. Fuller U.K. Production Ltd	United Kingdom
H.B. Fuller UK Sales Ltd. [2]	United Kingdom
H.B. Fuller, Isar-Rakoll, S.A.	Portugal
HB Fuller Espana, S.L.U.	Spain
HB Fuller Middle East FZE	United Arab Emirates
HB Fuller South Africa (Pty) Ltd	South Africa
HBF Holdings LLC	Minnesota
HBF Procesos S. de R.L. de C.V.	Mexico
HBF Realty Corporation	Philippines
HS Butyl Limited [2]	United Kingdom
Koemmerling Hong Kong Limited	Hong Kong SAR
Kömmerling Chemische Fabrik GmbH	Germany
Kommerling UK Limited [2]	United Kingdom

Lymington Holdings Limited	United Kingdom
Medifill Limited	Ireland
ND Industries Bağlantı Elemanları Kilitleme ve Sızdırmazlık Teknolojileri Sanayi ve Tic. A.Ş.	Turkey
PT H.B. Fuller Indonesia	Indonesia
PT. HBFuller Adhesives Indonesia	Indonesia
Royal Acquisition Corp.	Delaware
Royal Adhesives & Sealants Canada Ltd.	Canada
Royal Adhesives and Sealants, LLC	Delaware
Royal Holdings, Inc.	Delaware
Seneca Polymer Co.	Minnesota
Simpsonville Polymer Co.	Delaware
Simpsonville Properties LLC	Delaware
Tonsan Adhesive, Inc.	China
Willimmo NV	Belgium
XChem International LLC	United Arab Emirates

Joint Ventures
Sekisui-Fuller Co. Ltd.	Japan

[1] Inactive entities
[2] To be liquidated